UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2009

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

11011 Q Street, Suite 106A, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 402-333-5260
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report,  the terms "we",  "us",  "our",  "our company," or "the Corporation" refers to Bond Laboratories, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 – Entry into a Material Definitive Agreement

On September 30, 2009, we entered into an agreement with NDS Nutritional Products, Inc. and other affiliated parties (the “Amended Agreement”) to modify certain terms and provisions of the Asset Purchase Agreement, dated October 1, 2008 as amended March 2, 2009 (the “Original Agreement”). Under the terms of the Amended Agreement, all outstanding amounts payable to NDS Nutritional Products, Inc. in connection with i) that certain Secured Promissory Note (Component Inventory) dated October 1, 2008, ii) that certain Secured Promissory Note (Fixed Assets) dated October 1, 2008, and iii) that certain Secured Promissory Note (Installment) dated October 1, 2008 were replaced in their entirety by a new Secured Promissory Note dated September 30, 2009 (the “Secured Promissory Note”). In addition to the above, the Amended Agreement 1) fixed the total Earn-Out Amount payable by the Company to NDS Nutritional Products, Inc. at $330,420.21, of which $55,420.21 had been previously paid under the terms of the Original Agreement, and 2) provided for the purchase of select finished goods inventory at cost from NDS Nutritional Products, Inc.

The Secured Promissory Note matures December 31, 2010, bears simple interest at a rate of 8% per annum and has an aggregate original principal amount of $621,775.01, including $240,851.38 to replace pre-existing notes, $105,923.63 as consideration for the purchase of finished goods inventory, and $275,000 representing the residual, unpaid Earn-Out Amount. The Company is required to make payments of $25,000 per month to the holder of the Secured Promissory Note; provided, however, that the second and third of such monthly payments shall be $50,000 each; provided, further, that no such payments are due for the first five months after the issuance date of the Secured Promissory Note. The Company retains the right to prepay the principal amount of the Secured Promissory Note at any time, in whole or in part, without any penalty or premium, which may reduce the original principal amount evidenced by the Secured Promissory Note by either $25,000 or $50,000 depending on the amount and timing of such additional payments, if they occur. Each party provided the other with a release in connection with the agreements referenced herein.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits

10.1           Settlement Agreement
10.2           Secured Promissory Note
10.3           Second Amendment to Asset Purchase Agreement
10.4           Amendment No. 1 to Security Agreement
10.5           Amendment No.1 to Supply, License and Transition Services Agreement
10.6           Assignment of Name

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 6, 2009

Bond Laboratories, Inc.

By:	/s/ John S. Wilson
John S. Wilson
Chief Executive Officer, Director